UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2004

Vialta, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32809	94-3337236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48461 Fremont Boulevard
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

(510) 870-3088
(Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 8, 2004, Vialta, Inc. (the “Company”) announced that Yin-Wu Chen had been appointed to the positions of President and Chief Operating Officer. The Company also announced that Didier Pietri had resigned from his position as President. Mr. Pietri will continue to serve the Company in his capacity as Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

     99.1 Press release, dated July 8, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2004	Vialta, Inc.

	By:	/s/ Didier Pietri

Didier Pietri
Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated July 8, 2004

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